EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-39523) on Form S-8 of our report dated May 19, 2006, appearing in the Annual Report on Form 11-K of Tower Automotive Union 401(k) Plan for the year ended December 31, 2005.
/s/ Plante & Moran, PLLC
Grand Rapids, Michigan
June 20, 2006